EXHIBIT 99.3

For further information contact
John S. Weatherly, CFO 1-800-451-1294

FOR IMMEDIATE RELEASE

Callon Petroleum Company Issues Guidance
For First Quarter, Full Year 2005

      Natchez, MS (March 9, 2005)—Callon Petroleum Company (NYSE: CPE/CPE.PrA) is issuing guidance for the first quarter and full year 2005. The guidance, found in the table below, is expressed in ranges for the detailed components.

First Quarter and Full Year 2005
Guidance Estimates
(In thousands, except per production unit amounts)

	Guidance for	Guidance for
	1st Quarter 2005	Full Year 2005
Estimated production volumes:
Natural gas (Bcf)	2.7 - 3.0	10.5 - 12.0
Crude oil (Mbo)	580 - 640	2,200 - 2,550
MMcfe/d	69 - 76	65 - 75

Lease operating expenses:
Cash	$5,500 - $6,100	$27,000 - $30,500
Non-cash	—	—

Total	$5,500 - $6,100	$27,000 - $30,500

General and administrative expenses:
Cash	$1,300 - $1,500	$6,900 - $7,600
Non-cash	400 - 450	400 - 500

Total	$1,700 - $1,950	$7,300 - $8,100

Interest expense:
Cash	$3,700 - $4,100	$14,300 - $15,800
Non-cash	400 - 500	1,900 - 2,100

Total	$4,100 - $4,600	$16,200 - $17,900
Medusa Spar LLC, net of tax	$400 - $500	$1,700 - $1,900
DD & A — Oil and gas properties	$14,200 - $15,700	$55,000 - $63,000
Accretion expense	$800 - $900	$2,900 - $3,300
Amortization of premiums on derivative contracts	$350 - $400	$1,500 - $1,650
Accrual income tax rate	35%	35%
Cash income tax rate	0%	0%

      The preceding guidance estimates contain assumptions that we believe are reasonable. These estimates are based on information that is available as of the date of this news release. We are not undertaking any obligation to update these estimates as conditions change or as additional information becomes available.

Listed below are the outstanding hedges for natural gas and crude oil by quarter for 2005.

		For the Quarter Ended
		3/31/05	6/30/05	9/30/05	12/31/05
Natural Gas

Collars	Volume (Mmcf)	900	—	—	—
	Ceiling	$6.91	—	—	—
	Floor	$5.00	—	—	—

Collars	Volume (Mmcf)	570	—	—	—
	Ceiling	$12.80	—	—	—
	Floor	$5.00	—	—	—

Collars	Volume (Mmcf)	—	900	900	300
	Ceiling	—	$7.75	$7.75	$7.75
	Floor	—	$5.50	$5.50	$5.50

Floors	Volume (Mmcf)	1,260	1,470	1,470	690
	Put Price	$6.10	$5.00	$5.00	$5.00

Crude Oil

Swaps	Volume (Mbo)	60	—	—	—
	Put Price	$30.65	—	—	—

Collars	Volume (Mbo)	135	135	135	135
	Ceiling	$37.78	$41.17	$41.17	$41.17
	Floor	$31.72	$33.00	$33.00	$33.00

Collars	Volume (Mbo)	45	45	91	91
	Ceiling	$50.00	$50.00	$51.98	$51.98
	Floor	$40.00	$40.00	$40.00	$40.00

Floors	Volume (Mbo)	121	171	21	21
	Put Price	$35.00	$35.00	$35.00	$35.00

      Callon Petroleum Company has been engaged in the exploration, development, acquisition and operation of oil and gas properties in the Gulf Coast region since 1950.

      This news release contains projections and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These projections and statements reflect the company’s current views with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that these projections will be achieved and actual results could differ materially from those projected as a result of certain factors. Some of the factors which could affect our future results and could cause results to differ materially from those expressed in our forward-looking statements include:

•	general economic conditions;

•	volatility of oil and natural gas prices;

•	uncertainty of estimates of oil and natural gas reserves;

•	impact of competition;

•	availability and cost of seismic, drilling and other equipment;

•	operating hazards inherent in the exploration for and production of oil and natural gas;

•	difficulties encountered during the exploration for and production of oil and natural gas;

•	difficulties encountered in delivering oil and natural gas to commercial markets;

•	changes in customer demand and producers’ supply;

•	uncertainty of our ability to attract capital;

•	compliance with, or the effect of changes in, the extensive governmental regulations regarding the oil and natural gas business;

•	actions of operators of our oil and gas properties;

•	weather conditions; and

•	the risk factors discussed in our filings with the Securities and Exchange Commission, including but not limited to those in our Annual Report for the year ended December 31, 2003 on Form 10-K.

      The preceding estimates reflect our review of continuing operations only. These estimates do not take into account any material transactions such as sales of debt and equity securities, acquisitions or divestitures of assets, and formations of joint ventures. We continually review these types of transactions and may engage in one or more of these types of transactions without prior notice.

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